Exhibit 21.1




                                                   Dynex Capital, Inc.
                                              List of Consolidated Entities
                                                 As of December 31, 1999





MSC 1 L.P.
Merit Auto Finance Corporation
Dynex Healthcare Capital, Inc.
Issuer Holding Corp.
     Commercial Capital Access One, Inc.
     Resource Finance Co. One
         Resource Finance Co. Two
         ND Holding Co.
     Merit Securities Corporation
     GLS Capital, Inc.
     GLS Capital Marlborough, Inc.
     GLS Capital - Cuyahoga, Inc.
     SHF Corp.

Dynex Holding, Inc.
     Dynex Commercial, Inc.
         Dynex Healthcare, Inc.
     Dynex Commercial Services, Inc.
     GLS Capital Services, Inc.
         GLS Development, Inc.
     SMFC Funding Corporation
     Dynex Securities Corporation
     Dynex Bank Holding Corporation
     Dynex Home Loan, Inc.
     Financial Asset Securitization, Inc.


     NOTE: All companies were incorporated in Virginia except for Dynex Holding, Inc. (Delaware).